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                                   EXHIBIT 21

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                              Meadowbrook Insurance Group, Inc.
                                t/k/a Star Holding Company               50%

    Meadowbrook,                                                                         American
       Inc.                                                                             Indemnity
                                                                                   Insurance Co., Ltd.
                                                                 Star                                        Crest Financial
                                                             Insurance Co.     (50%)                            Corporation

                                                                                                               Williamsburg
                                                             Savers Property                                     National
                                                              and Casualty                                     Insurance Co.
                                                              Insurance Co.
    Association                                                                                                  American
   Self Insurance                                                                                                 Highway
   Services, Inc.                                                                                          Carriers Association

    Meadowbrook                                                                                                   Liberty
  Intermediaries,                                                                                             Premium Finance,
       Inc.                                                                                                         Inc.

    Meadowbrook                                                                                                  Interline
       Risk                                                                                                  Insurance Services,
   Management, Inc.                                                                                                 Inc.

   Meadowbrook of                                                                                                Commercial
     Nevada, Inc.                                                                                           Carriers Insurance
                                                                                                                Agency, Inc.
    Meadowbrook
     Insurance
    Agency, Inc.

    Meadowbrook
       Risk
   Management, Ltd.
     (Barbados)

    Meadowbrook
  Risk Management
     Limited
    (Bermuda):
              (80%)

                       Meadowbrook
                   International, Ltd.

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